Exhibit 17(a)

                                *EXPLANATORY NOTE

The Voting Instruction Card is filed herewith in the form in which it will be used except that separate cards will be used for each Portfolio and the name of the applicable Portfolio will be inserted on each card in the place where the bracketed phrase "Name of Portfolio" or "Name of Acquiring Portfolio" appears. The following is the list of Portfolio names that will be inserted on the cards:

Name of Portfolio:

Mid-Cap Growth Portfolio
Balanced Portfolio
Emerging Countries Portfolio
Worldwide Growth Portfolio

Name of Acquiring Portfolio:

Managed Portfolio
Growth Portfolio
International Growth Portfolio

Exhibit 17(a)

                          ENTERPRISE ACCUMULATION TRUST
                            ATLANTA FINANCIAL CENTER
                      3343 PEACHTREE ROAD, N.E., SUITE 450
                                ATLANTA, GA 30326

                   VOTING INSTRUCTION CARD FOR THE SPECIAL
                  JOINT MEETING OF SHAREHOLDERS ("MEETING")
                         ________ __, 2003, ____ [P.M.]

               YOUR EZVOTE CONTROL NUMBER IS XXX XXX XXX XXX XX

              *** 3 EASY WAYS TO PROVIDE VOTING INSTRUCTIONS ***

        VOTE BY TELEPHONE                  VOTE ON THE INTERNET               VOTE BY MAIL
1.  Read the Prospectus and Proxy   1.  Read the Prospectus and Proxy   1.  Read the Prospectus
    Statement and have this card        Statement and have this card        and Proxy Statement
    at hand                             at hand

2.  Call toll-free 1-_____________  2.  Go to www._______.com           2.  Complete, date and
                                                                            sign the Voting
                                                                            Instruction Card
                                                                            below

3.  Enter the CONTROL NUMBER        3.  Enter the CONTROL NUMBER        3.  Return the card in
    shown above and follow the          shown above and follow the          the postage-paid
    simple instructions                 simple instructions                 envelope provided

4.  Keep this card for your         4.  Keep this card for your
    records                             records

THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE MONY LIFE INSURANCE COMPANY AND MONY LIFE INSURANCE COMPANY OF AMERICA IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE TRUSTEES OF ENTERPRISE ACCUMULATION TRUST.

The undersigned hereby instructs MONY Life Insurance Company and/or MONY Life Insurance Company of America to vote the shares of the Portfolios represented by this voting instruction card attributable to his or her variable annuity or variable insurance contract at the Joint Special Meeting of Shareholders to be held at the offices of Enterprise Accumulation Trust, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, GA 30326 at ___ [p.m.] Eastern Time, on ______ __, 2003, and any adjournment thereof.

THIS VOTING INSTRUCTION CARD, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE CONTRACT HOLDER. IF NO DIRECTION IS MADE THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE REFER TO THE PROSPECTUS AND PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS.

VOTE ON PROPOSALS

1. Approval or disapproval of the Agreement and Plan of Reorganization between [Name of Portfolio] and [Name of Acquiring Portfolio].

       FOR              AGAINST           ABSTAIN
       |_|                |_|               |_|

2.    To transact such other business that may properly come before the Meeting.

                                    Date __________________, 2003

                        THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN IT IS
                                           DATED AND SIGNED

                        ------------------------------------------------------
                        Signature(s), Title(s), if applicable

                        NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.